UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2025

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AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103

(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2025, the Board of Directors of AutoZone, Inc. (the “Company”) appointed Constantino Spas Montesinos to the Company’s Board of Directors. Mr. Spas currently serves as the Chief Executive Officer of the Proximity Americas and Mobility Division of Fomento Económico Mexicano, S.A.B. de C.V. (FEMSA).

The Company’s Board of Directors has elected Mr. Spas to serve on its Audit and Nominating and Corporate Governance Committees.  He will be compensated according to the Company’s standard compensation policies for non-employee directors as described in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 30, 2024.

There are no arrangements or understandings between Mr. Spas and any other person pursuant to which he was appointed, there are no family relationships between him and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which he has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing Mr. Spas’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Date: May 28, 2025	By:	/s/ Jenna M. Bedsole
Jenna M. Bedsole
Senior Vice President, General Counsel and Secretary